EXHIBIT 99.1

                    ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT, dated as of August 3, 2001, is entered into by and between Tru Dynamics International, Inc., a Nevada corporation ("TDII"), Columbus Companies, Inc., a Utah corporation ("Seller"), and Larry Gelwix and Mark Faldmo, individuals residing in the State of Utah (collectively, the "Purchasers").

                      W I T N E S S E T H :

      WHEREAS, in November 2000, the Purchasers sold all of the issued and outstanding shares of common stock of the Seller to TDII;

      WHEREAS, TDII has operated the Seller as a wholly owned subsidiary since the acquisition; and

      WHEREAS, Seller desires to sell and assign to Purchasers, and Purchasers desire to purchase from Seller, certain assets of Seller and Purchasers desire to assume certain liabilities of Seller, pursuant to the terms and subject to the conditions set forth in this Agreement; and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements that this Agreement contains, the parties agree as follows:

                            ARTICLE I
                   SALE AND PURCHASE OF ASSETS

     Section 1.1 Purchase of Assets. On the terms and subject to the conditions that this Agreement sets forth, and in reliance upon the representations, warranties and covenants set forth herein, Seller sells, assigns, transfers, conveys, and delivers to Purchasers, and Purchasers purchase and accept from Seller, all of Seller's right, title and interest to certain assets of the Seller as set forth on Schedule 1.1(a) hereto (the "Purchased Assets").

      Section  1.2     Purchase  Price and  Other  Consideration;
Payment. Purchasers shall acquire the Purchased Assets for the following consideration:

           (a) Purchasers shall assume the liabilities as set forth on Schedule 1.2(a) hereto ("the Assumed Liabilities"). Purchasers do not assume the Agreement with Entertainment Corporation as stated on Schedule 1.2(a). Purchasers know of no other liabilities of Seller other than those listed on Schedule 1.2(a). Purchasers further agree to assume any additional liabilities, should they exist, that were incurred by Purchasers in the operation of the Seller. Purchasers do not assume any liabilities of the Seller not incurred by them and not known to them at the time of this transaction.

           (b) With the execution of this Agreement, Purchasers deliver stock certificates evidencing 750,000 shares of TDII stock to TDII.

           (c) The parties void and cancel any employment contracts between Purchasers, Seller, and TDII or any of its subsidiaries. Additionally, Purchasers release any and all claims they may have against TDII arising out of their Employment Agreements, dated November 17, 2000, with TDII.

          (d) Cash in the amount of $10,525 for the fixed assets set forth on Schedule 1.1(a), which value was determined by an independent appraiser as the fair market value of such fixed assets.

      Section 1.3 Other Deliveries. Concurrently with the execution of this Agreement, Seller shall deliver to Purchasers duly executed Bills of Sale transferring to Purchasers all of the Purchased Assets as well as any other documents reasonably requested by Purchasers.

                           ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF SELLER

      As an inducement by Seller to Purchasers to enter into this Agreement, Seller and TDII hereby represent and warrant to Purchasers as of the date hereof:

     Section 2.1    Authority; Corporate Status.

           (a) Authority. Seller has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being and has been conducted. The Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. Seller has taken all necessary corporate action for the execution and delivery by it of all documentation required to complete the contemplated transaction.

           (b)   Organization.   Seller  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the State of Utah.

      Section 2.2 Title to Purchased Assets. The Seller has good title to all the Purchased Assets free and clear of all mortgages, liens, leases, pledges, encumbrances, and restrictions other than (i) liens, if any, for personal property taxes and assessments not yet due and payable, (ii) liens, leases, pledges, encumbrances and restrictions incurred in the ordinary course of business, none of which are material, individually or in the aggregate; or (iii) assets sold in the ordinary course of business and consistent with past practice.

      Section 2.3 Compliance with Laws. Seller has not received any notice of, nor has any knowledge of, any violation or claimed violation of any federal, state, county or local law or any ordinance, rule, regulation or order, decree, process or requirement, except as may be known to Purchasers.

      Section 2.4 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (i) contravene, conflict with or result in a violation of any of the provisions of the current articles of incorporation, bylaws or other governing documents of the Seller; or (ii) contravene, conflict with or result in a violation or breach of any of the provisions of, or give any person or entity the right (with or without notice or lapse of time) to declare a default under, or to accelerate the maturity or performance of or cancel, terminate or modify, any contract, license, permit or authorization to which the Seller is a party or under which Seller has any rights, or by which Seller may be bound, except as may be known to Purchasers.

       Section 2.5 Consents to Assignment. No consent, approval, authorization or other action of any third party is required to be obtained by the Seller in connection with the transactions contemplated in this Agreement that has not been obtained.

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Section 3.1    Representations and Warranties of Purchasers.
Purchasers hereby represent and warrant to Seller as follows:

            (a)   Authority.   Purchasers  have  full  power  and
authority to enter into and deliver this Agreement.

           (b) Restrictive Documents. The Purchasers are not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement by them.

                           ARTICLE IV

                             GENERAL

     Section 4.1 Further Assurances. The parties hereto agree that, from time to time after the date hereof, upon the reasonable request of the others, they will cooperate with each other to effect the orderly transition of the business. Without limiting the generality of the foregoing, (i) Seller will provide representatives of Purchasers reasonable access to all books and records of the Seller related to the business and the Purchased Assets reasonably requested by the Purchasers, and will otherwise cooperate with the Purchasers, in connection with the preparation of any post-closing financial statements, reports, or tax returns of the business; (ii) the Purchasers will provide representatives of the Seller reasonable access to all pre-closing books and records of the business reasonably requested by Seller in the preparation of any post-closing financial statements, reports, or tax returns of the Seller; and (iii) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof.

      Section 4.2 Notices. Notices and other communications provided for herein shall be in writing (including wire, telex, telecopy or similar writing) and shall be sent, delivered, telexed, or telecopied to:

          (a)  If to Seller:       Columbus Companies
                                   4150  North  Drinkwater  Blvd.,
                                   Fifth Floor
                                   Scottsdale, AZ  85251
                                   Attention:___________________________
                                   Fax: ________________________________

          (b)  If to Purchasers:   Mark Faldmo
                                   Larry Gelwix
                                   1470 South 600 West
                                   Bountiful, UT 84010
                                   Fax:  (801) 295-9688

Notices by mail shall be by certified or registered mail, return receipt requested.

      Section 4.3 Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement, unless expressly so stated to the contrary.

      Section 4.4 Time is of the Essence. Time is of the essence in respect to all provisions of this Agreement in which a definite time for performance is specified, provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefit of any grace or use period provided for in this Agreement.

      Section 4.5 Entire Agreement. This Agreement and the schedules, exhibits and certificates specifically referred to herein or required to be delivered pursuant to the terms hereof represent the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by each of the parties affected thereby.

      Section 4.6 Section Headings. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

       Section  4.7     Counterparts.   This  Agreement  may  be
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       Section  4.8     Governing  Law;  Venue.   The  validity,
interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, applicable to contracts executed and to be wholly performed in such State, Jurisdiction and Venue in Utah or Arizona is proper.

      Section 4.9 Expenses. Except as set forth below or as otherwise specified herein, each party hereto shall pay its own legal, accounting, out-of-pocket broker fees and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.


          SELLER:                COLUMBUS COMPANIES, INC.



                                   By: /s/ Mark Faldmo
                                       ------------------------------
                                       Mark Faldmo
                                       President



          PURCHASERS:
                                    By: /s/ Larry Gelwix
                                    ----------------------------------
                                       Larry Gelwix



                                    By: /s/ Mark Faldmo
                                    ----------------------------------


                                 TRU DYNAMICS INTERNATIONAL, INC.

                                     By: /s/ Sonya Lee
                                     -------------------------------------
                                     Secretary

Schedule 1.1(a) - Purchased Asset List

Larry Gelwix and Mark Faldmo (buyer) are purchasing the following assets from Columbus Companies (seller). The current Assets and Other Assets listed below are current as of June 30, 2001. The detail of these Assets appears on the Columbus Balance Sheet with the exception of the Fixed Assets, which have been apprised and are listed on the attached Appraisal Report. Other than as noted, both buyer and seller are satisfied that no significant changes have occurred and agree to accept the value of these assets as follows.

Current Assets
     Cash on Hand                           $    100.00
     Cash in Bank                             37,394.85
     Accounts Receivable Customers               543.70
     Account Receivable-Other                 36,078.83
     Credit Card Commissions Due              14,574.92
     Other Current Assets                      1,940.00
          Total                               90,632.30
Fixed Assets
          Total                             $ 10,525.00*

Other Assets
Prepaid Expenses and Deposits               $ 11,742.89

          Total Assets                      $112,900.19



Intangible Non-financial Assets
Trade names and trademarks of Columbus Companies dba's including, Columbus Travel, Insider Secrets and other dba's registered to Columbus Companies as of the date of transaction. Airline appointments, cruise line appointments and other travel related appointments and contracts currently in the name of Columbus Companies or Columbus Travel.

Schedule 1.2(a) Schedule of Liabilities Assumed

Larry Gelwix and Mark Faldmo (buyer) are assuming the following liabilities from Columbus Companies (seller). The Current Liabilities and Other Liabilities listed below are current as of June 30, 2001 and appear on the Columbus Balance Sheet with the exception of the Accrued Unpaid Salary, which is unpaid compensation due to Gelwix and Faldmo. Other than as noted, buyer and seller are satisfied that no significant changes have occurred since the June 30, 2001 Balance Sheet and both seller and buyer agree to accept the value of these liabilities as follows:

Current Liabilities
     Non ARC payable                    $(4,243.13)
     ARC Payable                           (532.65)
     Unapplied Funds                     (1,083.90)
     Payroll Taxes Payable                3,909.08
     Other Current Liabilities          162,723.81
     Accrued Unpaid Salary               16,700.00
               Total                   $177,423.81

Other Liabilities
     Long Term Notes Payable            $ 22,607.03
     Other Non-Current Liabilities         8,154.73
               Total                    $ 30,761.76

Total Liabilities                       $208,185.57


Intangible Liabilities Not Include Above:
Purchasers agree to assume any leases and contracts entered into by Purchasers or their authorized employees on behalf of Columbus
Companies. The Agreement with Entertainment Corporation is not accepted and remains with Columbus Companies.